Press Release

Exhibit 99.1
Company Contact:
Jill A. Hewitt
Senior Vice President
OceanFirst Financial Corp.
1.888.623.2633 ext. 7513
jhewitt@oceanfirst.com

OCEANFIRST BANK
ANNOUNCES APPOINTMENT OF
JOSEPH J. LEBEL III AS PRESIDENT

    RED BANK, NEW JERSEY, NOVEMBER 19, 2020….OceanFirst Financial Corp. NASDAQ:OCFC) announces the Board of Directors has appointed Joseph J. Lebel III as President of its OceanFirst Bank N.A. (the “Bank”) subsidiary, effective January 1, 2021. Mr. Lebel will assume the responsibilities of President from Christopher D. Maher, who will remain Chairman of the Board and Chief Executive Officer of the Company and the Bank. Mr. Lebel has also been appointed to the Bank’s Board of Directors, also effective January 1, 2021.
Mr. Lebel joined the Bank in 2006 and is currently Executive Vice President and Chief Operating Officer. Prior to that, he was Chief Banking Officer and had also been the Chief Lending Officer. In addition to his current responsibilities for all operating regions, business lines and back office operations, as President, Mr. Lebel will assume responsibility for the commercial credit function with the Chief Credit Officer and Credit Administration department also reporting to him. Mr. Lebel has more than 35 years of commercial banking experience.
Chairman and CEO Christopher D. Maher commented on the announcement, “Joe and I have worked closely together to build our business over the past seven years and during that time he has demonstrated exceptional skills as a banker and an executive officer. The Bank is fortunate to have his continuing leadership in this new and expanded role.”

    OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $11.7 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City.  OceanFirst Bank delivers commercial and residential financing solutions, trust and asset management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
    OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
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